Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 333-133507, No. 333-124187, No. 33-53335, and No. 33-53337, and No.333-144962 on Form S-8 of our report dated December 14, 2007 relating to the consolidated financial statements of DiaMed Holding AG, appearing in this Current Report on Form 8-K/A.

/s/ Deloitte AG
December 14, 2007